UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2022

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

(Address of principal executive offices)

(619) 631 8261

(Registrant’s telephone number, including area code)

                                     GreenBox POS

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GBOX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 5.07 below, GreenBox POS (the “Company”) held its Annual Meeting of Stockholders on October 6, 2022 (the “Annual Meeting”).

At the Annual Meeting, the stockholders of the Company voted to approve the Company’s filing of Amended and Restated Articles of Incorporation to effect the change of the Company’s name to Ryvyl Inc. (the “Amended and Restated Articles”) and adoption of Amended and Restated Bylaws (the “Amended and Restated Bylaws”).

On October 6, 2022, following the Annual Meeting, the Company adopted the Amended and Restated Bylaws. On October 10, 2022, the Company filed the Amended and Restated Articles with the Nevada Secretary of State.

Additional information regarding the Company’s Amended and Restated Articles and Amended and Restated Bylaws, including the terms thereof, is set forth in the proxy statement filed with the U.S. Securities and Exchange Commission on August 31, 2022 (the “Proxy Statement”) , which information is incorporated herein by reference. Such information and the foregoing description of the Amended and Restated Articles and the Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Articles and Amended and Restated Bylaws, a copy of which is attached to this Current Report as Exhibits 3.1 and 3.2, respectively, and is incorporated herein by reference.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Only stockholders of record as of the close of business on August 16, 2022 (“Record Date”), were entitled to vote at the Annual Meeting.

As of the Record Date, 44,955,509 shares of common stock (“Common Stock”) were outstanding and entitled to vote and represented one vote that could be voted on each matter that came before the Annual Meeting.

At the Annual Meeting, 32,872,686 shares of Common Stock were represented and voted, in person or by proxy, or 73.12% of the outstanding stock, constituting the presence in person or by proxy of the holders of more than one-third (33.33%) of the outstanding stock needed for a quorum at the Annual Meeting.

The stockholders considered five proposals, each of which is described in more detail in the Proxy Statement. All director nominees were duly elected and each of the other four proposals were approved.

Proposal 1: To elect seven nominees described in the Proxy Statement to the Company’s Board of Directors. The votes were cast as follows:

	For	Withheld	Broker Non-Votes
N. Adele Hogan	23,857,596	694,476	8,320,614
Fredi Nisan	24,083,911	468,161	8,320,614
Ben Errez	24,062,205	489,867	8,320,614
Dennis James	24,442,891	109.181	8,320,614
Ezra Laniado	24,143,327	408,745	8,320,614
William Caragol	23,955,603	596,469	8,320,614
Genevieve Baer	24,138,657	413,415	8,320,614

Proposal 2: To ratify the appointment of Simon & Edward, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The votes were cast as follows:

For	Against	Abstain
32,652,479	41,679	178,528

Proposal 3: To vote, on an advisory (nonbinding) basis, to approve executive compensation. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
23,878,856	383,113	290,103	8,320,614

Proposal 4: To approve amendments to the Company’s Amended and Restated Articles of Incorporation. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
32,599,568	81,051	192,067	0

Proposal 5: To approve amendments to the Company’s Amended and Restated Bylaws. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
32,595,898	83,877	192,911	0

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
3.1	Amended and Restated Articles of Incorporation, filed October 10, 2022 (Filed herewith)
3.2	Amended and Restated Bylaws, adopted effective October 6, 2022 (Filed herewith)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENBOX POS

Dated: October 12, 2022	By:	/s/ Ben Errez
Executive Vice President and Chairman